C-2	Exhibit 10.12
GMAC LONG-TERM INCENTIVE PLAN LLC
LONG-TERM PHANTOM INTEREST PLAN
AWARD AGREEMENT
     This agreement (the “Award Agreement”) is made and entered into as of February ___, 2008 (the “Award Date”), by and among GMAC Long-Term Incentive Plan LLC (the “Company”), and [      ] (the “Participant”).
W I T N E S S E T H:
     WHEREAS, the Company desires to grant to the Participant, pursuant to the terms of the GMAC Long-Term Incentive Plan LLC Long-Term Phantom Interest Plan (the “Plan”) an “Award” (as defined in the Plan) subject to the terms and conditions set forth in this Award Agreement; and
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Definitions. Whenever the following terms are used in this Award Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
     “Cause” means, as determined by the Board (or its designee), (i) indictment of the Participant for a felony, (ii) conduct by the Participant in connection with the Participant’s employment duties or responsibilities that is fraudulent or grossly negligent, (iii) the Participant’s willful misconduct on an ongoing basis after written notice from GMAC or any of its Subsidiaries to the Participant, (iv) the Participant’s contravention of specific written lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board or the person to whom the Participant reports which is not cured within twenty (20) days of the Participant’s receipt of written notice of such contravention, (v) breach of any restrictive covenants in favor of GMAC to which the Participant is subject, (vi) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of GMAC, its Subsidiaries or affiliates, or (vii) the Participant’s continued failure to comply with a material policy of GMAC, its Subsidiaries or affiliates after receiving notice from the Board or the Chief Executive Officer of GMAC of such failure to comply.
     “Change in Control” means the first to occur of any of the following events (1) any Person who is not an Investor or an Affiliate of an Investor becomes the beneficial owner, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then issued and outstanding securities of GMAC or (2) the sale, transfer or other disposition of all or substantially all of the business and assets of GMAC, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to a Person other than an Investor or an Affiliate of an Investor.

     “Disability” means the inability of the Participant, as a result of a physical or mental injury or illness, to perform the essential functions of his or her job with or without reasonable accommodation, as reasonably determined by GMAC in accordance with applicable law, for a period of (i) ninety (90) consecutive days or (ii) one hundred eighty (180) days in any twelve (12) month period.
     “Investors” means FIM Holdings LLC, GM Finance Co. Holdings Inc., General Motors Corporation and their Affiliates.
     “Transfer” means any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance, security interest or other disposition (including any contract therefore), whether direct or indirect, voluntary or involuntary, by operation of law or otherwise, or the transfer of any other beneficial interest in the Award.
     2. Grant of Award. On the Award Date, the Company grants to the Participant an Award subject to the terms and provisions of the Plan and this Award Agreement, including the following terms:
Base Value: $14,512,736,138 , as adjusted pursuant to the Plan.
Award Percentage: XXX Basis Point(s)
Performance Period: January 1, 2008 through December 31, 2010
The Participant shall not possess any incidents of ownership in any equity interests of the Company or GMAC in respect of the Award.
     3. Relationship to the Plan. The Award is granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan. The Participant hereby accepts this Award subject to all the terms and provisions of the Plan and this Award Agreement. The Participant further agrees that all decisions under and interpretations of the Plan by the Administrator shall be final, binding and conclusive upon the Participant and his or her beneficiaries. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement.
     4. Transfers of Award by the Participant. The Award may not be Transferred by the Participant except in accordance with the Plan.
     5. Redemption of Award. Subject to Sections 5.1 and 5.2 below, the Participant shall be entitled to receive an amount equal to the Redemption Amount if the Participant remains employed with GMAC or any or its Subsidiaries through the Redemption Date. In such event, the Company shall provide the Participant with a lump sum cash payment in the amount of the Redemption Amount as soon as practicable in the year following the applicable Redemption Date.

          5.1. Termination of Employment without Cause; Termination as a Result of Death or Disability. If, prior to the Redemption Date, (a) GMAC or any of its Subsidiaries terminates the Participant’s employment without Cause (other than due to the expiration of the term of any employment agreement between the Participant and GMAC or any of its Subsidiaries or pursuant to Section 6.2) or (b) the Participant’s employment with GMAC or any of its Subsidiaries terminates as a result of the Participant’s death or Disability, the Participant (or his or her estate) shall be entitled to receive an amount equal to the “Prorated Redemption Amount” (as defined below) rather than the Redemption Amount. The Prorated Redemption Amount shall equal the product of the Redemption Amount multiplied by a fraction, the numerator of which is the number of completed months the Participant was employed with GMAC or any of its Subsidiaries during the Performance Period and the denominator of which is the number of months in the Performance Period. In the event of such termination, the Company shall provide the Participant (or his or her estate) with a lump sum cash payment in the amount of the Prorated Redemption Amount as soon as practicable in the year following the applicable Redemption Date.
          5.2. Termination for Cause or by the Participant. If, prior to the Redemption Date, (a) GMAC or any of its Subsidiaries terminates the Participant’s employment for Cause, (b) the Participant terminates employment with GMAC or any of its Subsidiaries for any reason, or (c) the Participant’s employment with GMAC or any of its Subsidiaries terminates as a result of the expiration of the term of any employment agreement between the Participant and GMAC or any of its Subsidiaries, the Award shall be forfeited without consideration.
     6. Change in Control.
          6.1. In the event of a Change in Control, in consideration for the cancellation of the Award, the Participant shall be entitled to an amount, subject to the Participant’s continued employment through the Redemption Date, equal to the product of (A) the Award Percentage multiplied by (B) (x) the excess, if any, of (a) an amount, as determined by the Board pursuant to a consistent methodology, equal to (1) the aggregate value of all Class A Membership Interests and Class B Membership Interests as of the Change in Control increased by (2) the distributions received by the holders of such Class A Membership Interests and Class B Membership Interests (other than distributions that are deemed attributable to taxes pursuant to the GMAC LLC Agreement) from the Award Date through the Change in Control and reduced by (3) any taxes paid by the Company relating to the Plan from the Award Date through the Change in Control (such amount, the “Change in Control Value”) over (b) the Base Value, increased by (y) interest at the short-term applicable federal rate compounded annually (as of the Change in Control), from the Change in Control through the date of payment (the “Change in Control Payment”), payable as soon as practicable in the year following the applicable Redemption Date; provided, however, that if, following the Change in Control, the Participant’s employment is terminated by the Company without Cause, the Participant shall be entitled to the Change in Control Payment within sixty days following such termination of employment. For the avoidance of doubt, if, upon a Change in Control, the Base Value equals or exceeds the Change in Control Value of an Award, such Award shall be forfeited without consideration.
          6.2. In the event of the sale or disposition of a business unit of GMAC or a Subsidiary of GMAC, a Participant who (i) is employed by such business unit or Subsidiary through the date of such sale or disposition and (ii) is no longer employed by GMAC or its subsidiaries immediately following such sale or disposition, shall be entitled to an amount, in consideration for the cancellation of the Award, equal to the product of (A) the Award Percentage multiplied by (B) the product of (x) the excess, if any, of (a) an amount, as determined by the Board pursuant to a consistent methodology, equal to (1) the aggregate value of all Class A Membership Interests and Class B Membership Interests as of such sale or disposition increased by (2) the distributions received by the holders of such Class A Membership Interests and Class B Membership Interests (other than distributions that are deemed attributable to taxes pursuant to the GMAC LLC Agreement) from the Award Date through the date of such sale or disposition and reduced by (3) any taxes paid by the Company relating to the Plan from the Award Date through the date of such sale or disposition (such amount, the “Sale Value”) over (b) the Base Value multiplied by (y) a fraction, the numerator of which is the number of completed months through the date of such sale or disposition during the Performance Period and the denominator of which is the number of months in the Performance Period. For the avoidance of doubt, if, upon a sale or disposition of a business unit of GMAC or a Subsidiary of GMAC, the Base Value equals or exceeds the Sale Value of an Award, such Award shall be forfeited without consideration.
     7. Additional Agreements.
          7.1. Amendments and Waivers. Subject to Section 16 of the Plan, the provisions of this Award Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the parties hereto.
          7.2. Successors and Assigns. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. The Participant may not assign any of its rights or obligations under this Award Agreement without the prior written consent of the Company. The Company may assign its rights, together with its obligations, to another entity which will succeed to all or substantially all of the assets and business of the Company.
          7.3. Counterparts. This Award Agreement may be executed in two or more counterparts or counterpart signature pages, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.
          7.4. Withholding. The Company or GMAC shall have the right to deduct from any payment due under this Award Agreement, any applicable withholding taxes or other deductions required by law to be withheld with respect to such payment and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
          7.5. No Employment or Service Contract. Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue such Participant’s relationship with GMAC, nor shall it give any Participant the right to be retained in the employ of GMAC or interfere with or otherwise restrict in any way the rights of GMAC, which rights are hereby expressly reserved, to terminate any Participant’s employment at any time for any reason.
          7.6. Section 409A. Any and all payments under this Award Agreement are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, and to the extent that based on subsequent regulations or guidance provided by the Internal Revenue Service, the Company believes that any payments under this Award Agreement may not comply with Section 409A, the Company and the Participant agree to negotiate in good faith to amend the Award Agreement to comply with Section 409A and to preserve as much as possible the economic intent of the parties.
          7.7. Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
          7.8. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
          7.9. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to the Plan, this Award Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.
          7.10. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION

WITH, OR ARISING OUT OF THIS AWARD AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES HERETO AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AWARD AGREEMENT AND WOULD NOT ENTER INTO THIS AWARD AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AWARD AGREEMENT.
          7.11. Entire Agreement. This Award Agreement together with the Plan (the terms of which are hereby incorporated by reference) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Award Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.
          7.12. Prior Awards. In consideration of the grant of the Award pursuant to this Agreement, the Participant agrees that Base Value with respect to any Award granted to the Participant under the Plan prior to the date hereof shall have the meaning of Base Value in the Plan, as amended on February 15, 2008.
     IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed as of the date first above written.

GMAC LONG-TERM INCENTIVE PLAN LLC

By:	GMAC LLC, as Manager
Name:	C. L. Quenneville
Title:	Secretary, GMAC LLC

PARTICIPANT:

Name:	XXX
Please return signed original to Rhonda Carey at:
GMAC Human Resources
200 Renassiance Center
M/C: 482-B09-D46

Detroit, MI 48265
Phone: 313-665-6154